Exhibit 99.1

FOR IMMEDIATE RELEASE

Bsquare Sets Date for Annual Meeting of Shareholders

Bellevue, WA – August 27, 2013 – BSQUARE Corporation (NASDAQ: BSQR), a leading enabler of smart, connected systems, today announced that it will hold its 2013 Annual Meeting of Shareholders on November 26, 2013 at 10:00 a.m. local time at the Company’s corporate headquarters at 110 110th Avenue NE, Suite 200, Bellevue, Washington, 98004 (the “Annual Meeting”).

Shareholders of record at the close of business on September 20, 2013 will be entitled to vote at the Annual Meeting, and any adjournment thereof. The Company expects to mail its proxy statement on or about October 25, 2013.

Because the expected meeting date for the Annual Meeting represents a change of more than thirty days from the anniversary of the Company’s 2012 annual meeting of shareholders held on June 13, 2012, the Company has set a new deadline for the receipt of shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for inclusion in the Company’s proxy materials for the 2013 Annual Meeting. In order to be considered timely, such proposals must be received by the Company at its principal executive offices at 110 110th Ave. NE., Suite 200, Bellevue, Washington 98004, Attention: Corporate Secretary no later than September 20, 2013, and must comply with the applicable requirements of Rule 14a-8 regarding the inclusion of shareholder proposals in Company-sponsored proxy materials and with our bylaws. This deadline will also apply in determining whether notice is timely for purposes of exercising discretionary voting authority with respect to proxies for purposes of Rule 14a-4(c) under the Exchange Act.

Additional Information and Where to Find It

As noted above, in connection with the Annual Meeting, the Company will file with the Securities and Exchange Commission (the “SEC”) and furnish to the Company’s shareholders a proxy statement and other relevant documents. This press release does not constitute a solicitation of any vote or approval. Shareholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the Annual Meeting because they will contain important information about the Annual Meeting. The directors, nominees for election as director, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s shareholders in connection with such matters will be set forth in the definitive proxy statement to be filed with the SEC. In addition, you can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2012.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC through the investor relations section of our website (www.bsquare.com), under “SEC Filings” or by directing a request to: 110 110th Ave. NE., Suite 200, Bellevue, Washington 98004, Attention: Corporate Secretary.

110 110th Ave. NE., Suite 200, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

About BSQUARE Corporation

Bsquare, a global leader in embedded solutions, applies experience and expertise on leading platforms to create new connections with customers, new business models and to enable new ways of working and communicating. Bsquare serves customers by forging connections among the partners, people, tools and technology needed to create smart connected devices. For more information, visit www.bsquare.com.

Bsquare Contact:	Investor Contact:
Scott Mahan	Brett Maas
BSQUARE Corporation	Hayden IR
+1 425.519.5900	+ 1 646.536.7331
investorrelations@bsquare.com	Brett@haydenir.com

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BSQUARE is a registered trademark of BSQUARE Corporation.

110 110th Ave. NE., Suite 200, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999